EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-82369) pertaining to the S1 Corporation 401(k) Savings Plan of our report dated June 27, 2006, with respect to the financial statements and supplemental schedule of the S1 Corporation 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ GIFFORD, HILLEGASS & INGWERSEN, LLP
Atlanta, Georgia
June 27, 2006
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1200 Ashwood Parkway, Suite 300
Atlanta, GA 30338-4747
Tel (770) 396-1100 • Fax (770) 393-0319
www.ghi-cpa.com
MEMBERS OF THE LEADING EDGE ALLIANCE

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